Exhibit 13
CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
In connection with the annual report on Form 20-F for the fiscal year 2011 (the “Report”) of Stratus Technologies Bermuda Holdings Ltd. (the “Company”), as filed with the Securities and Exchange Commission, David C. Laurello, in his capacity as principal executive officer of the Company and Robert C. Laufer, in his capacity as principal financial officer of the Company, respectively, do each hereby certify as of the respective dates indicated below, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:
(1) The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ DAVID C. LAURELLO

Name:	David C. Laurello
Title:	President
Date:	May 25, 2011

/s/ ROBERT C. LAUFER

Name:	Robert C. Laufer
Title:	Vice President and Treasurer
Date:	May 25, 2011
Section 906 Certification